Exhibit 23(c)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 33-60003, appearing in this Annual Report on Form 10-K of Westamerica Bancorporation for the year ended December 31, 1997, of our report dated January 19, 1996 with respect to the consolidated financial statements of El Capitan
Bancshares, Inc. and Subsidiary for the years ended
December 31, 1995 and 1994.


/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP


Stockton, California
March 23, 1998